Exhibit 10.3

WARRANT NO.  HM:1

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTEREDWITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

WARRANT TO PURCHASE SHARES OF COMMON STOCK OF
INVO BIOSCIENCE, INC.

New York, New York	July__, 2009

This is to Certify that, for value received, __________(the “Holder”), is entitled to purchase, subject to the provisions of this Warrant, from INVO Bioscience, Inc., a Nevada corporation (the “Company”), at any time on or after date hereof (the “Original Issuance Date”), and not later than 5:00 p.m. Eastern Standard Time, _______________, 2014 (the “Expiration Date”), _________shares of common stock, $.0001 par value per share, of the Company (the “Common Stock”) at an initial purchase price per share (the “Exercise Price”) equal to $.20 (Twenty Cents), subject to adjustment as provided elsewhere herein.  The shares of the Company's Common Stock issuable upon the exercise of this Warrant are called herein the “Warrant Shares.” The Holder hereof may exercise this Warrant as to all or any portion of the Warrant Shares which such Holder shall have the right to acquire hereunder.

This Warrant is one of a series (collectively the “Warrants”) issued in connection with the Company’s private placement offering (the “Offering”) of its units (the “Units”), each Unit consisting of a (i) 12% Senior Secured Convertible Promissory Note (the “Notes”) and (ii) a Warrant.  The terms and conditions of the Offering are described in greater detail in the  Purchase Agreement, dated July __, 2009, as amended or supplemented from time to time (the “Purchase Agreement”).  All capitalized terms used without definition in this Warrant, except where expressly otherwise indicate, shall have the meanings ascribed to such terms in the Purchase Agreement.

(a)           Exercise of Warrant. This Warrant may be exercised by presentation and surrender hereof to the Company with the Form of Payment Exercise attached hereto as Annex A.  The Warrant shall be deemed to have been exercised when (i) the Company has received this Warrant, together with a completed Exercise Notice, and (ii) the Company has received payment in the amount of the applicable Exercise Price in accordance with this Section (a), notwithstanding that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. If the stock transfer books of the Company shall be closed on the date of receipt of this Warrant, the Exercise Notice and the Exercise Price as aforesaid, the Holder shall be deemed to be the holder of such shares of Common Stock on the next succeeding day on which the stock transfer books of the Company shall be opened.  If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares purchasable hereunder. In the event this Warrant shall not be exercised on or before five (5) years after the date of issue, this Warrant shall become void and all rights hereunder shall cease.  Each date of exercise of this Warrant shall be referred to as an “Exercise Date.”  Notwithstanding anything to the contrary provided herein or elsewhere upon exercise of this Warrant, the Company shall issue certificates representing the Warrant Shares no later than ten (10) Business Days (as defined in the Purchase Agreement) following exercise (three (3) business days if the Company is either subject to the reporting requirements of the Federal Securities Laws or the Common Stock is quoted or traded on any trading medium).

(1)           Method of Payment.  The Holder at its option may use any combination of the payment methods set forth in the following paragraphs (A) and (B):

(A)           Payment Exercise.  Payment of the Exercise Price for the number of Warrant Shares purchased shall be made in cash, by money order, certified or bank cashier's check or wire transfer (in each case in lawful currency of the United States of America).

(B)           Conversion Exercise.  As an alternative to payment in the manner provided in paragraph (1)(A) above, the Holder may, in lieu of payment of such Exercise Price, elect not to receive all of such Warrant Shares but only to receive that number of such Warrant Shares as shall be determined in accordance with the following formula:

X = Y*(A-B)
A

Where:

X =             the number of Warrant Shares to be issued to the Holder pursuant to this paragraph (B);

Y =             the number of Warrant Shares for which this Warrant is being exercised as of the applicable Exercise Date;

A =             the Fair Market Value as of the applicable Exercise Date of a share of the Stock constituting such Warrant Shares; and

B =             the Exercise Price in effect as of the applicable Exercise Date of a share of the Stock constituting such Warrant Shares.

The Holder may elect to exercise this Warrant as to the number of Warrant Shares computed in the manner set forth in this paragraph (B) by surrendering this Warrant to the Company at its principal office, together with (i) a properly completed and duly executed notice of exercise using the Form of Conversion Exercise attached hereto as Annex B, which notice shall specify the number of Warrant Shares for which this Warrant is then being exercised, the number of such Warrant Shares that the Holder is electing not to receive and the aggregate Fair Market Value of such number of Warrant Shares that the Holder is electing not to receive, (ii) if requested by the Company, a duly executed instrument or certificate, in form and substance satisfactory to the Company, pursuant to which the Holder makes such representations and warranties to the Company and provides or confirms such information concerning the Holder, as the Company may reasonably request (including, without limitation, such representations and warranties and such information as may be required in order to confirm compliance with applicable securities laws), and (iii) if applicable, the payment of any transfer taxes required to be paid by the Holder. Payment of such transfer taxes shall be made in cash, by money order, certified or bank cashier's check or wire transfer (in each case in lawful currency of the United States of America).

“Fair Market Value” shall mean (i) the last reported sale price per share of Common Stock on the Nasdaq National Market System or any national securities exchange in which such Common Stock is quoted or listed, as the case may be, on the date immediately preceding the Exercise Date or, if no such sale price is reported on such date, such price on the next preceding business day in which such price was reported, (ii) if the Common Stock is not quoted or listed on the Nasdaq National Market, Nasdaq Small Cap Market or any national securities exchange, then the closing bid price or last sale price, as the case may be, on the NASD Bulletin Board, the Pink Sheets or any other trading or quotation medium, (iii) if the Common Stock is not traded and/or quoted as provided in subsection (ii) of this paragraph, the fair market value of a share of Common Stock, as determined in good faith by mutual agreement of the Board of Directors of the Company (the “Board”) and Holders of the then issued and outstanding Warrants representing no less than 75% of the Warrant Shares held (the “Required Holders.

(2)           Expenses of Issuance.  The Company shall issue the Warrant Shares upon exercise of this Warrant without charge to Holder for any issuance tax or other cost incurred by the Company in connection with such exercise and the related issuance of the Warrant Shares.  Each of the Warrant Shares shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens, and charges and/or pre-emptive or similar rights with respect to the issuance thereof.

(3)           Withholding Taxes.  Holder shall satisfy any federal, state, local or foreign withholding tax obligations arising from the exercise of the Warrant or the subsequent disposition of the Shares.

(b)           Reservation of Warrant Shares. The Company agrees that at all times there shall be authorized and reserved for issuance upon exercise of this Warrant such number of Warrant Shares as shall be required for issuance or delivery upon exercise of this Warrant.

(c)           Fractional Shares. This Warrant shall be exercisable in such manner as not to require the issuance of fractional shares or scrip representing fractional shares. If, as a result of adjustment in the Exercise Price or the number of Warrant Shares to be received upon exercise of this Warrant fractional shares would be issuable, no such fractional shares shall be issued. In lieu thereof the Company shall pay the Holder an amount in cash equal to the Fair Market Value of one share of Common Stock.

(d)           Exchange or Assignment of Warrant. Holder may sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, voluntarily or involuntarily, directly or indirectly (each, a “Transfer”) this Warrant (or a portion thereof), to any person (each, a “Permitted Transferee”); provided, however, that (x) any such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement with respect to the Warrant Shares and (y) any transfer to a Permitted Transferee shall not be in violation of applicable federal or state securities laws.  Any permitted assigned of the Warrant shall be completed with a Form of Assignment attached hereto as Annex C.

(e)           Rights of the Holder; Limitation on Liability. The Holder shall not, prior to exercise of this Warrant, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant.  No provision hereof, in absence of an affirmative action by the Holder to purchase the Warrant Shares, and no enumeration herein of rights or privileges by the Holder, shall give rise to any liability of the Holder for the Exercise Price of the Warrant Shares.

(f)           Adjustment of Exercise Rights. The Exercise Price or the number of Warrant Shares to be received upon the exercise of this Warrant, or both shall be subject to adjustment from time to time as follows:

(l) Dividends.  In case any additional shares of Common Stock or any obligation or stock convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable obligations or stock being hereinafter called “Convertible Securities”) shall be issued as a dividend on the outstanding shares of any class of stock of the Company, the Exercise Price then in effect shall be decreased proportionately and the number of Warrant Shares then exercisable hereunder shall be increased proportionately. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment in the Exercise Price in the case of the issuance at any time or from time to time of any Warrant Shares pursuant to any exercise of this Warrant.

(2) Effect of “Split-ups” and “Split-down” and Certain Dividends. In case at any time or from time to time the Company shall subdivide as a whole, by reclassification, by the issuance of a stock dividend on the Common Stock payable in Common Stock, or otherwise, the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock, with or without par value, the Exercise Price then in effect shall be reduced proportionately, and the number of Warrant Shares then exercisable hereunder shall be increased proportionately. In case at any time or from time to time the Company shall consolidate as a whole, by reclassification or otherwise, the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, with or without par value, the Exercise Price then in effect shall be increased proportionately and the number of Warrant Shares then exercisable hereunder shall be decreased proportionately.

(3) Effect of Merger or Consolidation. In case the Company shall enter into any consolidation with or merger into any other corporation wherein the Company is not the surviving corporation, or sell or convey its property as an entirety or substantially as an entirety and in connection with such consolidation, merger, sale or conveyance shares of stock or other securities shall be issuable or deliverable in exchange for the Common Stock of the Company, the Holder of any Warrant shall thereafter be entitled to purchase pursuant to such Warrant (in lieu of the number of Warrant Shares which such Holder would have been entitled to purchase immediately prior to such consolidation, merger, sale or conveyance) the shares of stock or other securities to which such number of Warrant Shares would have been entitled at the time of such consolidation, merger sale or conveyance, at an aggregate Exercise Price equal to that which would have been payable if such number of Warrant Shares had been purchased immediately prior thereto. In case of any such consolidation, merger, sale or conveyance, appropriate provision (as determined by resolution of the Board of Directors of the Company with the approval of the Holder) shall be made with respect to the rights and interests thereafter of the Holder of this Warrant, to the end that all the provisions of this Warrant (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities.

(4) Reorganization and Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Company (except as provided in Subsection (2) of this Section (f)); the Holder of this Warrant shall thereafter be entitled to purchase pursuant to such Warrant (in lieu of the number of Warrant Shares which such Holder would have been entitled to purchase immediately prior to such reorganization or reclassification) the shares of stock of any class or classes or other securities or property to which the holder of such number of Warrant Shares would have been entitled at the time of such reorganization or reclassification, at an aggregate Exercise Price equal to that which would have been payable if such number of Warrant Shares had been purchased immediately prior to such reorganization or reclassification, appropriate provision (as determined by resolution of the Board of Directors of the Company with the approval of the Holder) shall be made with respect to the rights and interest thereafter of this Warrant (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.

(5) Distributions. In case the Company shall make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the State of New York, then the Holder of this Warrant who thereafter exercises the same as herein provided after the date of record for the determination of those holders of Common Stock entitled to such distribution of assets, shall be entitled to receive, in exchange for the Exercise Price paid hereunder, in addition to the Warrant Shares so purchased, the amount of such assets (or at the option of the Company, a sum equal to the value thereof at the time of such distribution to holders of Common Stock, as such value is determined by the Board of Directors of the Company in good faith), which would have been payable to such Holder had he been the holder of record of such Warrant Shares on the record date for the determination of those entitled to such distribution.

(6) Dissolution or Liquidation. In case the Company shall liquidate or wind up its affairs, the Holder of this Warrant shall be entitled, upon the exercise thereof, to receive, in lieu of the Warrant Shares which it would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to it upon any such dissolution, liquidation or winding up with respect to such Warrant Shares had it been the holder of record of such Warrant Shares on the record date for the determination of those entitled to receive any such liquidating distribution; provided, however, that all rights under this Warrant shall terminate on a date fixed by the Company, such date to be not earlier than the date of commencement of proceedings for dissolution, liquidation or winding up and not later than thirty (30) days after such commencement date, unless the Holder shall have, prior to such termination date, exercised this Warrant. Notice of such termination of rights under this Warrant shall be given to the last registered Holder hereof, as the same shall appear on the books of the Company, by mail at least thirty (30) days prior to such termination date. In the event of such notice, the Holder may exercise this Warrant prior to the fifth anniversary hereof.

(g)           Limitations on Transfer of Warrant Shares.  The Warrant Shares issuable pursuant hereto have not been registered under the Act. Accordingly, by acceptance hereof the Holder agrees that:

(l) It will acquire the Warrant Shares issuable pursuant hereto to be held as an investment and that it will not attempt to sell, distribute or dispose of the same except pursuant to this agreement and:

(A) pursuant to a registration statement filed and rendered effective under the Act; or

(B) pursuant to a specific exemption from registration under the Act.

(2) There shall appear on the certificate or certificates evidencing any Warrant Shares issued pursuant hereto a legend as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

(h)           Notices. All notices, payments, requests and demands and other communications required or permitted under this Warrant shall be deemed to have been duly given, delivered and made if in writing and if served either by personal delivery to the party for whom it is intended or by being deposited, postage prepaid, certified or registered mail return receipt requested to the address shown below or such other address as may be designated in writing hereafter by such party:

If to the Company:

INVO Bioscience, Inc.
100 Cummings Center, Suite 421E
Beverly, MA 01915
Attention: Chief Financial Officer

With a copy to (which shall not constitute notice):

Scott Museles, Esq.
Shulman Rogers Gandal Pordy & Ecker PA
11921 Rockville Pike, 3rd Floor
Rockville, MD 20852
Fax: 301-230-2891

If to the Holder, to the address for such Holder as set forth on the corporate records of the Company.

(i)           Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.

(1)           All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by, construed and enforced solely and exclusively in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings (as defined in the Notes) shall be commenced exclusively in the state and federal courts sitting in the County, City and State of New York, (the “New York Courts”).  Each party hereto hereby irrevocably agrees and submits to the exclusive jurisdiction of the New York Courts for any Proceeding, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court or that a New York Court is an inconvenient forum for such Proceeding.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.   The prevailing party in a Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(2)           EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(j)           Further Assurances. The parties agree to execute, acknowledge and deliver any and all such other documents and to take any and all such of the action as may, in the reasonable opinion of either of the parties hereto be necessary or convenient to efficiently carry out any or all of the purposes of this Warrant.

(k)           Severability. Each and all provisions of this Warrant deemed to be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Warrant.

(l)           Parties in Interest. Assignment. The Company may assign any and all of its rights under this Agreement to its successors, and this Agreement shall inure to the benefit of, and be binding on, the successors of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Holder and his heirs, executors, administrators, successors and assigns.

(n)           Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supercedes in its entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder interest except by means of a writing signed by the Company and the Holder.

(o)           Piggy-Back Registration Rights.

(1)           At anytime and from time to time, if the Company proposes to file a registration statement with the Securities and Exchange Commission (“SEC”) with respect to any firmly underwritten offering of any securities of any class of its equity securities for its own account or for the account of a holder(s) of securities of the Company (a “Requesting Stockholder”), the Company shall, each time it intends to file a registration statement, give prompt written notice to the Holder of this Warrant at least 20 days prior to the initial filing of the registration statement relating to such offering (the “Registration Statement”), and shall include for resale all of the Warrant Shares issued or issuable upon exercise of this Warrant in such Registration Statement.  If, however, the underwriter for such offering (in either case, the “managing underwriter”) delivers a notice (a “Cutback Notice”) in accordance with paragraph (2) below, then the Company shall follow the procedures set forth in paragraph (2) below for reducing such Warrant Shares in such Registration Statement. The managing underwriter may deliver one or more Cutback Notices at any time prior to the execution of the underwriting agreement for such underwritten offering.

               (2) If the proposed underwritten offering is an underwritten offering by the Company on a primary basis (a “Primary Registration”), the Warrant Shares may be excluded in the event and to the extent recommended by the managing underwriter, pursuant to a Cutback Notice stating that, in its opinion, the number of securities to be offered for the account of the Company (“Company Shares”), plus the Warrant Shares that the Holders have requested to be sold therein, plus the securities (the “Other Shares”) that selling stockholders (other than the Holders) exercising similar piggy-back registration rights with respect to such offering (“Other Selling Stockholders”) propose to sell therein, exceeds the maximum number of shares specified by the managing underwriter in such Cutback Notice that may be distributed without having a material adverse effect on the price, timing or distribution of the Company Shares. Such maximum number of shares that may be so sold, excluding the Company Shares, are referred to as the “Includible Shares.” If the managing underwriter delivers such Cutback Notice, the Company shall be entitled to include all of the Company Shares in the Underwritten Offering in priority to the inclusion of any “Other Shares” or Warrant Shares and the Holders shall be entitled to include the Warrant Shares in priority to any Other Shares. Each requesting Holder shall then be entitled to include in such offering up to its pro rata portion of the Includible Shares, based on the number of securities requested to be sold by the Holders.

(3)  Notwithstanding anything to the contrary provided herein or elsewhere (i) if any Warrant Shares are not included in a Registration Statement as provided in paragraph (1) above, then the Company shall file and cause to be declared effective a new Registration Statement covering the resale of such excluded Warrant Shares no later than six (6) months following the effective date of the Registration Statement that the Warrant Shares were excluded from, (ii) the Company shall pay all costs and expenses of the preparation of all Registration Statements and (iii) the Company shall provide the Holder with all materials and take all actions necessary and/or required to allow such Holder to sell its Warrant Shares pursuant to a Registration Statement (including, but not limited to causing each such Registration Statement to remain effective until all Warrant Shares are sold).

           IN WITNESS WHEREOF, the Company has caused this instrument to be signed as of the July __, 2009.

INVO BIOSCIENCE, INC.

By: ________________________
       Kathleen T. Karloff

Its: Chief Financial Officer

ANNEX A

FORM OF PAYMENT EXERCISE

(To be executed upon cash payment exercise of Warrant)

To:  INVO BIOSCIENCE, INC.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to exercise thereunder, _______ shares of Common Stock, $.0001 par value per share (“Common Stock”), of INVO Bioscience, Inc., a Nevada corporation, and tenders herewith payment of $__________, representing the aggregate purchase price for such shares based on the price per share provided for in such Warrant.  Such payment is being made in accordance with Section (a) of the attached Warrant.

Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations and deliver such certificate or certificates to the person or persons listed below at their respective addresses set forth below:

Dated:

(Name)

(Address)

If said number of shares of Common Stock shall not be all the shares of Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares of Common Stock less any fraction of a share of Common Stock paid in cash.

Dated:

NOTE:  The above signature should correspond exactly with the name on the face of the attached Warrant or with the name of the assignee appearing in the assignment form below.

ANNEX B

FORM OF CONVERSION EXERCISE

(To be executed upon conversion or net issue exercise of Warrant)

To: INVO BIOSCIENCE, INC.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to exercise thereunder, _______ shares of Common Stock, par value $0.0001 per share (the “Exercise Shares”) of INVO Bioscience, Inc., a Nevada corporation (the “Company”).  The aggregate Exercise Price (as defined in the attached Warrant) to purchase all such Exercise Shares is $__________.  Pursuant to Section (a), paragraph (B) of the attached Warrant, the undersigned hereby elects, in lieu of paying in cash such aggregate Exercise Price, to surrender the right to receive _______ of the Exercise Shares (the “Surrendered Warrant Shares”).  The aggregate Fair Market Value of the Surrendered Warrant Shares is $____________.  The net number of Exercise Shares issuable by the Company (after giving effect to the surrender by the undersigned of the Surrendered Warrant Shares) in connection with such exercise shall be __________ shares (the “Net Issue Exercise Shares”).

Please issue a certificate or certificates for the Net Issue Exercise Shares in the following name or names and denominations and deliver such certificate or certificates to the person or persons listed below at their respective addresses set forth below:

(Name)

(Address)
If the sum of the Net Issue Exercise Shares and the Surrendered Warrant Shares shall not be all the Warrant Shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such Warrant Shares (less any fraction of a Warrant Share paid in cash).

Dated:

NOTE:  The above signature should correspond exactly with the name on the face of the attached Warrant or with the name of the assignee appearing in the assignment form below.

ANNEX C

FORM OF ASSIGNMENT

(To be executed upon assignment of Warrant)

For value received, _____________________________________ hereby sells, assigns and transfers unto _________________ the attached Warrant [__% of the attached Warrant], together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ attorney to transfer said Warrant [said percentage of said Warrant] on the books of INVO Bioscience, Inc., a Nevada corporation, with full power of substitution in the premises.

If not all of the attached Warrant is to be so transferred, a new Warrant is to be issued in the name of the undersigned for the balance of said Warrant.

Dated:  ____________, ____

NOTE:  The above signature should correspond exactly with the name on the face of the attached Warrant.